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                                EXHIBIT (5)(a)
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                           GROUP MASTER APPLICATION
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                      Application for Group Insurance to
                          PFL LIFE INSURANCE COMPANY
         Home Office: 4333 Edgewood Rd NE, Cedar Rapids IA 52499-0001

________________________________________________________________________________

hereby applies for Group Policy No. ____________ to which this application is attached

Said Group Policy is hereby approved and the terms thereof are hereby accepted.

This application is executed in duplicate, with one part being attached to said Policy and the other returned to PFL LIFE INSURANCE COMPANY.

It is understood and agreed that no agent of PFL Life Insurance Company has power on behalf of said Company to make or modify this or any other application for insurance.

This application supersedes any previous application for the said Group Policy.

Dated at _______________________________ this _____ day of __________, _________

                                              __________________________________


                                              By _______________________________

_________________________________             __________________________________
Agent Signature                               Agent Number

_________________________________
Agent Name (please print)

A-M-1000 (IA)